Exhibit 99.5

1 Dirk Hondmann, PhD Chief Scientific Officer Investor Day 2015

Safe Harbor Statement 2 Forward-Looking Statements Certain statements in this presentation are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the fact they use words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression. Such statements are likely to relate to, among other things, a discussion of goals, plans and projections regarding financial position, results of operations, cash flows, market position, market growth and trends, product development, product approvals, sales efforts, expenses, capital expenditures, performance or results of current and anticipated products and the outcome of contingencies such as legal proceedings and financial results. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations that involve inherent risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this presentation. These risks include, but are not limited to: (1) the ability to sustain brand strength, particularly the Enfa family of brands; (2) the effect on the company's reputation of real or perceived quality issues; (3) the effect of regulatory restrictions related to the company’s products; (4) the adverse effect of commodity costs; (5) increased competition from branded, private label, store and economy-branded products; (6) the effect of an economic downturn on consumers' purchasing behavior and customers' ability to pay for product; (7) inventory reductions by customers; (8) the adverse effect of changes in foreign currency exchange rates; (9) the effect of changes in economic, political and social conditions in the markets where we operate; (10) changing consumer preferences; (11) the possibility of changes in the Women, Infant and Children (WIC) program, or participation in WIC; (12) legislative, regulatory or judicial action that may adversely affect the company's ability to advertise its products, maintain product margins, or negatively impact the company’s reputation or result in fines or penalties that decrease earnings; and (13) the ability to develop and market new, innovative products. For additional information regarding these and other factors, see the company’s filings with the United States Securities and Exchange Commission (the SEC), including its most recent Annual Report on Form 10-K, which filings are available upon request from the SEC or at www.meadjohnson.com. The company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Factors Affecting Comparability – Non-GAAP Financial Measures This presentation contains non-GAAP financial measures, including non-GAAP net sales, EBIT, earnings, earnings per share information, and effective tax rates. Specified Items are terms included in GAAP measures, but excluded for the purpose of determining non-GAAP net sales, EBIT, earnings and earnings per share. In addition, other items include the tax impact on Specified Items. Non-GAAP net sales, EBIT, earnings and earnings per share information adjusted for these items is an indication of the company’s underlying operating results and intended to enhance an investor’s overall understanding of the company’s financial performance. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, setting incentive compensation targets and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. Tables that reconcile non-GAAP to GAAP disclosure are included in the Appendix. For more information: Kathy MacDonald, Vice President – Investor Relations Mead Johnson Nutrition Company 847-832-2182 kathy.macdonald@mjn.com October 2015 MJN Confidential and Proprietary Information

A Strong Global R&D Presence 3 Global Research Center MJPNI Locations Research & Development Facilities NETHERLANDS THAILAND PHILIPPINES Investing in Established and Emerging Geographies: US $70MM Capital Since 2009

Highly Specialized Team 4 MJN Scientists are Solely Focused on Improving the Nutritional Health of Infants and Children More than 25 countries of origin Retention rate 94% More than 65 PhDs and MDs

Research Platforms Align to Consumer Insights A Long History of Leadership in Each of These Benefit Areas 5 BENEFITS AREAS OF EXPERTISE Pediatric Nutrition Neonatology Healthy Growth Sensory Science Product Development Taste and Form Immunology Food Technology Natural Defense Protein Biochemistry Pediatric Gastroenterology Allergy Management Cognitive Neuroscience Screening Platform Brain Development

Inspiring the Next Generation of Innovation 6 Source: J Nutr. 2013 Feb;143(2):166-74. Helping to Shape the Most Comprehensive View of Human Milk The GEHM Study Global Exploration of Human Milk US, Mexico and China cohorts State-of-the-art approaches Used as a basis for multiple publications

(1) Karger Medical and Scientific Publishers. Translating Expert Guidelines into Clinical Practice 7 Consensus Innovation Publication(1) MJN was first to meet these new preterm nutrition guidelines for all labeled nutrients New products launched in just 15 months English, Chinese and Spanish translations Over 12,000 copies provided to healthcare professionals worldwide Experts from five continents Highly regarded editors July 2013 July 2015 April 2014

Key Messages 8 Uniquely equipped to translate insights into nutrition solutions Strong collaborative network leads to strength in emerging research Able to adapt and be successful in a changing regulatory environment Leveraging consumer insights to amplify our science advancements Well positioned to bring leading innovations to market using a strong science foundation

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